UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒	Soliciting Material under §240.14a-12

Harris Teeter Supermarkets, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Thomas W. Dickson, Chairman of the Board and Chief Executive Officer of Harris Teeter Supermarkets, Inc. (the “Company”), and Frederick J. Morganthall, II, President and Chief Operating Officer of the Company, issued a message to Company employees regarding the Agreement and Plan of Merger dated July 8, 2013 (the “Merger Agreement”) among the Company, The Kroger Co. (“Kroger”) and Hornet Acquisition, Inc., a wholly-owned subsidiary of Kroger. A copy of the message follows.

Message to Employees

To: All Associates

From: Tad Dickson and Fred Morganthall

Harris Teeter announced today that it has agreed to merge with Kroger. Although this is a purchase of all Harris Teeter stock, Kroger has been very clear that their goal in this transaction will be to combine the best practices from each company into making this organization even stronger. The most important factor in their desire to merge with us is you, our associates.

This transaction will not be final for several months due to the required anti-trust review by the Federal Government and subject to the formal approval of our Shareholders. While plans for the transition of ownership are still being put in place, we can tell you that our name will remain Harris Teeter and our day to day operations will change very little. Our customers will see no change at all. We anticipate no change in Senior Management or Operations Management, including Region, District and Store Associates. We will continue our new store growth plan, and in terms of warehouses and manufacturing, no change is anticipated other than perhaps more production being added to High Point. In addition, we expect that our office will function in much the same way it does today.

As you know, we retained JP Morgan as our financial advisor in January of this year. This has been a long process. We appreciate your patience and loyalty during what may have been an unsettling time for you and your families. This is an outstanding opportunity for Harris Teeter. Kroger is the second largest grocery retailer in the United States, with annual sales approaching $100 billion. They have built a strong track record of success, and have a history of merging with regional grocery chains like Dillon’s, QFC, Fry’s, Smith’s Food and Drug and Fred Meyer while keeping the unique attributes of each of those food retailers. Your being part of this organization will provide a bright future for you and the company. It will also give us the opportunity to take advantage of the buying power and best practices of Kroger, yet continue to service our customers as Harris Teeter always has.

We face a very difficult competitive environment, especially from price discounters such as Walmart, Aldi and Food Lion. The need to roll out new technology to service the customers grows with each passing year, which requires a great deal of financial investment. To compete effectively size and scale do matter, we could not have chosen a better partner for your future as Associates of Harris Teeter than Kroger. Their financial strength will ensure our ability to satisfy our customers with the same great customer service you are used to providing, and keep your future secure.

In the coming days and weeks we will keep you updated on this merger. If you have any questions, please feel free to reach out to your Supervisor or Associate Relations Specialist. We will make sure that they have access to the appropriate people to answer your questions. In addition we will keep a site open on the associate portal with our most frequently asked questions and answers to them.

Meanwhile, it is business as usual for you and your fellow Associates. Take satisfaction that you stand to be part of a much larger company that is committed to you and our customers to the same degree that Harris Teeter always has been.

Thank you for your continued support and dedication to our customers.

Additional Information and Where to Find It

This filing may be deemed to be solicitation materials in respect of the proposed acquisition of the Company by Kroger. In connection with the proposed merger transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.harristeetersupermarkets.com or by directing a request to: Harris Teeter Supermarkets, Inc., 701 Crestdale Road, Matthews, North Carolina 28105, Attn: Secretary of the Corporation.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended October 2, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on January 4, 2013.

Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “forecast” and other similar words. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger Agreement; the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s shareholders and government or regulatory agencies; the risk that a closing condition to the proposed Merger may not be satisfied; risks related to the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, suppliers and service providers; and other economic, business, competitive, and regulatory factors affecting the businesses of the Company generally, including those set forth in the filings of the Company with the SEC, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements except as required by law.